UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015
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MasterCard Incorporated (Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant's telephone number, including area code)
NOT APPLICABLE (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 29, 2015, MasterCard Incorporated (“MasterCard”) issued a press release announcing financial results for its first quarter 2015.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Non-GAAP Financial Information

In the attached press release, MasterCard presents growth rates adjusted for currency, which is a non-GAAP financial measure. Due to the impact of foreign currency rate fluctuations on reported results, MasterCard’s management believes the presentation of certain growth rates adjusted for currency, calculated by re-measuring the prior period’s results using the current period’s exchange rates, provides relevant information. MasterCard’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.
Item 7.01 Regulation FD Disclosure

On April 29, 2015, MasterCard will host a conference call to discuss its first-quarter 2015 financial results. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in the presentation is furnished but not filed.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by MasterCard Incorporated, dated April 29, 2015
99.2	Presentation of MasterCard Incorporated, dated April 29, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	April 29, 2015	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release issued by MasterCard Incorporated, dated April 29, 2015
99.2	Presentation of MasterCard Incorporated, dated April 29, 2015

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